Independent Auditors' Report



The Board of Directors
1ST BANCORP:


We have audited the consolidated statements of earnings, stockholders' equity and cash flows of 1ST BANCORP and subsidiaries for the year ended June 30, 1998. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the results of operations and cash flows of 1ST BANCORP and subsidiaries for the year ended June 30, 1998 in conformity with generally accepted accounting principles.

/s/ KPMG LLP

Indianapolis, Indiana
July 23, 1998, except as to note 17,
     which is as of August 6, 1998